UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Applies For A Second Broadband Deployment Project Grant in Missouri Estimated At $800,000

Tulsa, OK – August 6, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: SNWR), a global provider of wireless communications services and data solutions, is pleased to announce its wholly owned subsidiary, Aero Networks (“Aero”), has applied for a second Missouri broadband Community Connect grant with the United States Department of Agriculture, Rural Utilities Services (USDA-RUS) for Gerster, Missouri estimated at $800,000.

Aero’s Missouri office will be responsible for the design, build, equipment procurement, and operation of the new network. The contract is subject to USDA-RUS normal approval process which may amend the scope of the project prior to award. Aero expects to get USDA-RUS final grant approval in 4Q 2013, with installation and deployment to commence in 1Q 2014.

The project will initially encompass advanced telecommunications and broadband services for the Gerster, Wheatland and Weaubleau areas in St. Clair and Hickory County, Missouri. The proposed service area covers 78 square miles, contains 485 households and 181 businesses based on the FCC National Broadband Map and RUS Mapping Tool. Overall, Missouri currently ranks 37th among the 50 states in terms of broadband accessibility.

Rick Bjorklund, President of Aero, stated, "For 2013, this grant application is our second in Missouri and third under the USDA-RUS Community Connect grant program with an estimated total value of $2,800,000. Over the years, Aero’s management team has an outstanding record in receiving USDA-RUS Community Connect broadband grants. As with our recently announced Gravois, Missouri project, the Gerster project will be structured as a public-private partnership with the goal of building sustainable broadband services for local communities.”

About United States Department of Agriculture, Rural Utilities Services (USDA-RUS)

The USDA-RUS Community Connect program offers an exciting opportunity for needy communities to receive broadband services, build sustainable infrastructure, and to receive education and training on Internet usage and applications. Most of the grant recipient communities receive enormous benefits from the USDA-RUS program resulting in sustainable education, healthcare, medical and public safety advances for the community.

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit www.sanwire.net. Sanwire has two wholly owned subsidiaries in its current portfolio, iPTerra Technologies and Aero Networks. iPTerra is a designer, developer, manufacturer and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining and industrial industry (www.ipterra.net) . Aero Networks provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies (www.aeronetworks.net).

Contact:

Gross Capital, Inc.

Barry Gross

(361) 949-4999

IR@sanwire.net

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.